Exhibit 99.1

Press contact:
Kathryn O’Connor
Gregory FCA
610-642-8253, ext. 154
Kathryn@GregoryFCA.com

FOR IMMEDIATE RELEASE

a21 Board Member Resigns

JACKSONVILLE, FL — May 30, 2007 - a21, Inc. ("a21") (OTCBB: ATWO), a leading online digital content marketplace, today announced the resignation of C. Donald Wiggins from the Company’s Board of Directors.

“Don’s contributions to a21 have been invaluable,” says Phil Garfinkle, Executive Chairman of a21, Inc.  “We regret that increased business and personal responsibilities have necessitated his resignation.  We thank him for the contributions he has made to a21 and wish him great success with his business and personal endeavors.”

About a21

a21 (www.a21group.com) is a leading online digital content company. Through SuperStock (www.superstock.com; www.superstock.co.uk; and www.purestockx.com), and ArtSelect (www.artselect.com), a21 delivers high quality images, art framing, and exceptional customer service. a21 and its companies, with offices in Florida, Iowa, New York City, and London, provide valuable and viable choices to key business partners and customers in the stock image, art, and wall decor industries.

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.'s expectations, intentions, strategies, and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc.'s management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.'s management.